Exhibit 99.1

DOUBLE EAGLE ACQUISITION CORP. ANNOUNCES RESULTS OF ITS EXTRAORDINARY GENERAL MEETING

Extension Approved by Double Eagle’s Shareholders Allows for Business Combination to Close by December 31, 2017

LOS ANGELES, CA, September 15, 2017 — Double Eagle Acquisition Corp. (“Double Eagle”) (NASDAQ: EAGL, EAGLU, EAGLW), a special purpose acquisition company, announced today its shareholders have approved an extension of the date by which it must complete a business combination from September 16, 2017 to December 31, 2017 (the “Extension”). Approximately 99.7% of the votes cast, or 89.6% of the then issued and outstanding shares who, being present and entitled to vote at the extraordinary general meeting, voted at the extraordinary general meeting, were voted in favor of the Extension. Holders of 295,671 Class A ordinary shares of the Company validly exercised their redemption rights, resulting in the Company having approximately $500,650,118 in its trust account after giving effect to such redemptions.

Additional Information about the Transaction and Where to Find It

In connection with the proposed business combination with Williams Scotsman International, Inc. (the “Business Combination”), Double Eagle filed a registration statement on Form S-4 (the “Registration Statement”) with the SEC on September 6, 2017, which included a proxy statement/prospectus, that is both the proxy statement to be distributed to holders of Double Eagle’s ordinary shares in connection with Double Eagle’s solicitation of proxies for the vote by Double Eagle’s shareholders with respect to the Business Combination and other matters as may be described in the Registration Statement. After the Registration Statement is declared effective, Double Eagle will mail a definitive proxy statement/prospectus and other relevant documents to its shareholders. Double Eagle’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as these materials will contain important information about Williams Scotsman, Double Eagle and the Business Combination. The definitive proxy statement/prospectus will be mailed to shareholders of Double Eagle as of a record date to be established for voting on the Business Combination. Shareholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Double Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California, Attention: Eli Baker, Vice President, General Counsel and Secretary, (310) 209-7280.

Participants in the Solicitation

Double Eagle and Williams Scotsman and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed Business Combination under the rules of the SEC. A list of the names of those directors and executive officers and a description of their interests in Double Eagle is contained in Double Eagle’s preliminary proxy statement/prospectus included in the Registration Statement, which is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Double Eagle Acquisition Corp., 2121 Avenue of the Stars, Suite 2300, Los Angeles, California 90067, Attention: Eli Baker, Vice President, General Counsel and Secretary, at (310) 209-7280. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, also will be included in the, the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

About Double Eagle Acquisition Corp.

Double Eagle Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. Double Eagle began trading on NASDAQ in September 2015 and its Class A ordinary shares, units and warrants trade under the ticker symbols EAGL, EAGLU and EAGLW, respectively. Double Eagle is the third NASDAQ-listed special purpose acquisition company sponsored by Jeff Sagansky, CEO, and Harry E. Sloan, founding investor.

About Williams Scotsman

Headquartered in the historic Fells Point area of Baltimore, MD, Williams Scotsman is a specialty rental services market leader providing innovative modular space and portable storage solutions across North America. Williams Scotsman is the modular space supplier of choice for the construction, education, healthcare, government, retail, commercial, transportation, security and energy sectors. With over half a century of innovative history, organic growth and strategic acquisitions, its branch network includes over 90 locations, its fleet is comprised of 76,000 modular space and portable storage units and its customer base has grown to more than 25,000.

Disclaimer

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Contacts

For Double Eagle Acquisition Corp:
James A. Graf
Chief Financial Officer
jgraf@geacq.com
310-209-7280